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                                                  Exhibit 23



               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-79399 and No. 333-
9020) pertaining to the BP Amoco Partnership Savings Plan (formerly BP America Partnership Savings Plan) of BP Amoco p.l.c. of our report dated June 22, 2000, with respect to the financial statements of the BP Amoco Partnership Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.





                                        ERNST & YOUNG LLP





Chicago, Illinois
June 26, 2000

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